Exhibit 99.2

Guerrilla RF, Inc.

Unaudited Financial Statements

For the Six Months Ended June 30, 2021 and 2020

Guerrilla RF, Inc.

Balance Sheets

	June 30, 2021 (unaudited)	December 31, 2020 (derived from audited financial statements)
Assets
Cash	$442,723	$427,269
Accounts receivable, net	1,557,800	1,653,805
Inventories	1,049,471	993,633
Prepaid expense	106,751	100,447
Total Current Assets	3,156,745	3,175,154

Property, Plant, and Equipment, Net	839,716	789,587

Total Assets	$3,996,461	$3,964,741

Liabilities and Stockholders’ Deficit
Short-term debt	$1,240,715	$1,297,611
Capital lease, current portion	95,773	59,990
Accounts payable and accrued expenses	664,118	781,433
Total Current Liabilities	2,000,606	2,139,034

Capital lease	265,337	258,439
PPP loan	615,143	90,046
Notes payable	4,613,311	4,602,516
Total Liabilities	7,494,397	7,090,035

Preferred stock, $.001 par value; 5,042,000 shares authorized; 4,852,414 shares issued and outstanding as of June 30, 2021 and December 31, 2020	4,852	4,852
Common stock, $.001 par value; 8,484,000 shares authorized; 2,302,149 and 2,265,633 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2,508	2,261
Additional paid-in-capital	9,124,890	9,076,840
Accumulated deficit	(12,630,186)	(12,209,247)
Total Stockholders’ Deficit	(3,497,936)	(3,125,294)
Total Liabilities and Stockholders’ Deficit	$3,996,461	$3,964,741

Guerrilla RF, Inc.

Statements of Operations (unaudited)

For the Six Months Ended June 30, 2021 and 2020

	2021	2020
Product revenue	$5,249,385	$2,532,205
Royalties	329,057	1,343,766
Total	5,578,442	3,875,970

Direct product cost	2,192,810	1,190,935

Gross Profit	3,385,632	2,685,035

Operating Expenses:
Research and development	2,123,638	1,714,388
Sales and marketing	1,226,125	1,054,752
Administration	682,955	521,625
Total Operating Expenses	4,032,718	3,290,765

Operating Loss	(647,086)	(605,729)

Interest expense	(309,653)	(203,258)
PPP loan forgiveness	535,800	-

Net loss	$(420,939)	$(808,987)

Net loss per share	$(0.18)	$(0.36)

Guerrilla RF, Inc.

Statements of Changes in Stockholders’ Deficit (unaudited)

For the Six Months Ended June 30, 2021 and 2020

	Preferred Stock	Common Stock	Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders’ Deficit
January 1, 2021	$4,852	$2,261	$9,076,840	$(12,209,247)	$(3,125,294)
Net loss	-	-	-	(420,939)	(420,939)
Issuance of common stock	-	247	35,345	-	35,592
Share-based compensation	-	-	12,705	-	12,705
June 30, 2021	$4,852	$2,508	$9,124,890	$(12,630,186)	$(3,497,936)

	Preferred Stock	Common Stock	Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders’ Deficit
January 1, 2020	$4,658	$2,250	$8,551,959	$(10,197,528)	$(1,638,661)
Net loss	-	-	-	(808,987)	(808,987)
Stock options exercised	-	11	10,501	-	10,512
Exercise of warrants	194	-	499,805	-	499,999
Warrant conversion	-	-	(2,456)	-	(2,456)
Share-based compensation	-	-	9,744	-	9,744
June 30, 2020	$4,852	$2,261	$9,069,553	$(11,006,515)	$(1,929,849)

Guerrilla RF, Inc.

Statements of Cash Flows (unaudited)

For the Six Months Ended June 30, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net loss	$(420,939)	$(808,987)

Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	166,226	126,114
Share-based compensation	12,705	9,744
Warrant amortization	12,416	12,416
PPP loan forgiveness	(535,800)	-
Changes in assets and liabilities:
Accounts receivable	96,005	(329,074)
Inventories	(55,838)	(51,743)
Prepaid expenses	(6,304)	33,294
Accounts payable and accrued expenses	(117,315)	330,384
Net cash used in operating activities	(848,844)	(677,851)

Cash flows from investing activities
Purchases of property, plant, and equipment	(114,835)	(233,988)
Net cash used in investing activities	(114,835)	(233,988)

Cash flows from financing activities
Proceeds from exercise of stock options	35,592	10,512
Proceeds from notes payable and factoring agreement	1,019,080	149,900
Proceeds from PPP loan	833,300	535,800
Principal payments of recourse factoring agreement	(850,000)	-
Principal payments on capital leases	(58,839)	-
Net cash provided by financing activities	979,133	696,212

Net increase (decrease) in cash	15,454	(215,627)

Cash, beginning of period	427,269	903,788
Cash, end of period	$442,723	$688,161

Noncash transactions:
Property and equipment acquired through capital leases	$101,520	$-
Debt to equity conversion	$-	$500,000

Guerrilla RF, Inc.

Notes to Financial Statements

1. Organization and Nature of Business

Guerrilla RF, Inc. (the “Company”) is incorporated under the laws of the State of Delaware. The Company designs and manufactures high-performance Monolithic Microwave Integrated Circuits (MMICs) for the wireless infrastructure market.

The Company was incorporated in 2014 and primarily focused on researching and developing its existing products and building an infrastructure to handle a global distribution network; therefore, it has incurred significant start-up losses. In 2016, the Company began producing and distributing its existing product line and is still incurring significant research and development costs.

Liquidity and Going Concern

Per Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has historically financed its activities principally from common and preferred equity securities and debt issuance.

The Company has incurred recurring losses and negative cash flows from operations in nearly every fiscal period since inception, including net losses of $421 thousand for the six months ended June 30, 2021. As a result, the Company had an accumulated deficit of $12.6 million as of June 30, 2021.

The Company believes that it has sufficient cash to support its operations over the twelve months from June 30, 2021. Still, it will require significant additional cash resources to continue its planned research and development activities. The Company will need additional funds for promoting new products and working capital necessary to support increased sales. However, there can be no assurance that such financing will be available when needed, if at all, or on favorable terms and conditions. The precise amount and timing of the funding needs cannot be determined accurately at this time.

This requirement for additional funding raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. There is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

To address its capital needs, including its planned research and development activities and other expenditures, the Company is actively pursuing additional equity financing in the form of a private placement. The Company has been in ongoing discussions with institutional investors and other parties for such possible offerings. However, adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms or if the Company fails to consummate the private placement or a public offering, the Company will be forced to delay, reduce, or eliminate some or all of its research and development programs and product portfolio expansion, which could adversely affect its operating results or business prospects. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

Guerrilla RF, Inc.

Notes to Financial Statements

Risks and Uncertainties

The Company is subject to several risks associated with companies at a similar stage, including dependence on key individuals, competition from similar products and larger companies, volatility of the industry, ability to obtain adequate financing to support growth, the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company, and general economic conditions.

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was reported, and in March 2020, the World Health Organization characterized COVID-19 as a global pandemic. The COVID-19 pandemic has forced international, federal, state, and local governments to enforce prohibitions of non-essential activities. The Company first saw the impact of COVID-19 in the first quarter of 2020. However, the extent and duration of the adverse effects of COVID-19 on the Company over the longer term remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of COVID-19, the extent and effectiveness of containment actions taken, including mobility restrictions, the timing, availability, and efficacy of vaccines, and the impact of these and other factors on travel behavior in general and on the Company’s business. As a result, the Company took several actions in 2020 to address adverse impacts on its operating results and financial condition.

As the impact of COVID-19 continues to evolve, estimates and assumptions about future events and their effects cannot be determined with certainty and therefore require increased judgment. These estimates and assumptions may change in future periods and will be recognized in the financial statements as new events occur and additional information becomes known. To the extent the Company’s actual results differ materially from those estimates and assumptions, the Company’s future financial statements could be affected.

2. Basis of presentation and summary of significant accounting policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited interim financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates, and assumptions that impact the financial statements) considered necessary to present fairly the Company’s financial position as of June 30, 2021, and its results of operations and cash flows for the six months ended June 30, 2021, and 2020. Operating results for the six months ended June 30, 2021, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021.

The unaudited interim financial statements presented herein do not contain all the required disclosures under GAAP for annual financial statements. The balance sheet as of December 31, 2020, has been derived from the audited balance sheet as of that date. The accompanying unaudited interim financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended December 31, 2020. Refer to those financial statements and notes thereto included elsewhere in this Form 8-K filing.

Guerrilla RF, Inc.

Notes to Financial Statements

Use of Estimates

The preparation of the unaudited interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited interim financial statements, and reported amounts of revenue and expenses during the reporting period. In addition, the Company’s significant estimates and judgments involve the identification of performance obligations in revenue recognition and the valuation of share-based compensation, including the underlying fair value of the preferred and common stock. Accordingly, actual results could differ from those estimates.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.

Concentrations of Credit Risk and Major Customers

Financial instruments at June 30, 2021 that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable.

The Company’s cash is deposited with major financial institutions in the U.S. At times, deposits in financial institutions located in the U.S. may be in excess of the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (FDIC). To date, the Company has not experienced any losses on its cash deposits.

The Company’s accounts receivable are derived from revenue earned from customers located in the U.S. and outside of the U.S. Major customers are defined as those generating revenue in excess of 10% of the Company’s annual revenue. The Company had one major customer during the six months ended June 30, 2021, and 2020. Revenues from the major customer accounted for 79% and 74% of revenue for the six months ended June 30, 2021, and 2020, respectively. In addition, accounts receivable from one customer represented 82% and 42% of accounts receivable at June 30, 2021, and 2020, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, less costs to sell. The Company did not record any expense related to asset impairment during the six months ended June 30, 2021, and 2020.

Revenue Recognition

The Company recognizes product revenue when it satisfies a performance obligation by transferring a product or service to its customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling fees charged to customers are reported within revenue. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. The Company provides an assurance-type warranty to its customers as part of its contracts’ standard terms and conditions. These warranties do not provide an additional distinct service to the customer and are not deemed a separate performance obligation. Royalty revenue is recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales-based royalties have been allocated are satisfied. The costs incurred by the Company for shipping and handling are classified as cost of revenue in the statements of operations. Any incidental items that are immaterial in the context of a sale to a customer are recognized as expense.

Guerrilla RF, Inc.

Notes to Financial Statements

Share-Based Compensation

The Company measures and recognizes compensation expense for all stock options awarded to employees and nonemployees based on the estimated fair market value of the award on the grant date. The Company uses the Black-Scholes option pricing model to value its stock option awards. The Company recognizes compensation expense on a straight-line basis over the requisite service period, which is generally the award’s vesting period. In addition, the Company accounts for forfeitures of stock options as they occur. Share-based awards issued to nonemployees were revalued at each reporting period until the award vests.

The Company applies ASU 2018-7, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. As a result of the adoption, stock-based awards issued to nonemployees are no longer required to be revalued at each reporting period.

Estimating the fair market value of options requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock, the expected life of the options, stock price volatility, the risk-free interest rate, and expected dividends. Therefore, the assumptions used in the Company’s Black-Scholes option-pricing model represent management’s best estimates and involve many variables, uncertainties, and assumptions, and the application of management’s judgment, as they are inherently subjective.

Research and Development Costs

Research and development costs are expensed as incurred and consist primarily of personnel-related engineering and technical staff wages and benefits, prototype costs, and other direct expenses.

Advertising Costs

All advertising costs are expensed as incurred and included in sales and marketing expenses. Advertising expenses incurred by the Company were $17 thousand and $36 thousand for the six months ended June 30, 2021, and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method outlined in FASB ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred income tax assets and liabilities are recorded based on the estimated future income tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Accordingly, deferred income tax assets and liabilities are recorded net and as noncurrent on the balance sheets. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common stock outstanding during each period. Diluted net loss per common stock includes the effect, if any, from the potential exercise or conversion of securities, such as options and warrants, which would result in the issuance of incremental common stock. In computing net loss per share, the weighted average number of shares is 2,286,737 and 2,264,627 for the six months ended June 30, 2021, and 2020, respectively. As such, all Preferred Stock, warrants, and options were excluded from the net loss per share calculation for the six months ended June 30, 2021, and 2020.

Guerrilla RF, Inc.

Notes to Financial Statements

Recent Accounting Pronouncements

In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet. In June 2020, the FASB issued ASU 2020-05, which amended the effective date of Topic 842 until January 1, 2022. Upon adoption, the standard requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect Topic 842 will have on its financial statements and related disclosures. However, management expects the assets leased under operating leases, similar to the leases disclosed in Note 9 to the financial statements, to be capitalized with the related lease obligations on the balance sheet upon adopting Topic 842.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, which requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. This standard is effective for fiscal years beginning after December 15, 2022, and early adoption is permitted. The Company does not intend on early adopting but is currently evaluating the impact of this standard but does not expect it to have a material effect on its financial statements upon adoption.

In August 2020, the FASB issued ASC Update No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The goal of the ASC is to simplify the complexity associated with applying U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exception for contracts in an entity’s own equity. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The impact of adoption on the financial statements is being evaluated.

3. Fair Value Measurements

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepaid expenses, and accounts payable approximate fair value due to their short-term nature. As of June 30, 2021, the fair value of the Company’s non-government subsidized debt, the Economic Injury Disaster Loan (“EIDL”) loan, and the Paycheck Protection Program (“PPP”) Loan were $5.5 million, $150,000, and $833,300, respectively.

Guerrilla RF, Inc.

Notes to Financial Statements

4. Inventories

Inventories are summarized as follows:

	June 30, 2021	December 31, 2020
Raw materials	$352,066	$233,256
Work-in-process	123,667	116,513
Finished goods	573,738	643,864
	$1.049,471	$993,633

5. Property and Equipment

Property and equipment are summarized as of the following dates:

	June 30, 2021	December 31, 2020
Production assets	$1,355,388	$1,287,128
Computer equipment and software	564,111	460,233
Lab equipment	103,427	74,815
Office furniture and fixtures	66,958	51,355
Leasehold improvements	123,109	123,109
	2,212,993	1,996,640
Less accumulated depreciation	(1,373,277)	(1,207,054)
	$839,716	$789,587

Depreciation expense was $166,226 and $126,114 for the six months ended June 30, 2021, and June 30, 2020, respectively.

6. Debt

Short-Term Debt

Factoring Arrangement

The Company has an accounts receivable factoring arrangement with a financial institution (the “Factor”). Under the terms of the agreement, the Company, from time to time, sells to the Factor certain of its accounts receivable balances on a recourse basis for credit approved accounts. The Factor remits 85% of the domestic accounts receivable balance to the Company (the “Advance Amount”), with the remaining balance, less fees to be forwarded to the Company once the Factor collects the entire accounts receivable balance from the customer. The factoring fee is 0.98 % of the invoice’s face value factored for the first 30 days required to collect the invoice and prorated on a per diem basis at 0.0327 % each day thereafter. The minimum invoice fee for any factored invoices is $1.50. The Company includes the cost of factoring in interest expense.

As stated above, the Company factors the accounts receivable on a recourse basis. Therefore, if the Factor cannot collect the factored accounts receivable, the Company must refund the Advance Amount remitted to us for the uncollected accounts receivable. Accordingly, the Company records the liability of having to refund the Advance Amount as short-term debt.

Guerrilla RF, Inc.

Notes to Financial Statements

Due from Factor consisted of the following:

	Original Invoice Value	Factored Amount	Factored Balance Due
As of June 30, 2021
Factored accounts receivable	$1,198,918	$1,019,080	$179,838

As of December 31, 2020
Factored accounts receivable	$1,000,000	$850,000	$150,000

The cost of factoring was as follows:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Factoring Fees	$51,611	$-

Long-Term Debt

PPP

On April 30, 2020, the Company received loan proceeds in the amount of $535,800 under the Paycheck Protection Program (“PPP”). Established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) administered by the Small Business Administration (“SBA”), the PPP provides for loans to qualifying businesses in amounts up to 2.5 times the business’s average monthly payroll expenses. PPP loans and accrued interest are forgivable after a “covered period” (24 weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries during the covered period. Any unforgiven portion of a PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for ten months after the end of the covered period. The loan terms provide for customary events of default, including payment defaults, breach of representation of warranties, and insolvency events.

As of December 31, 2020, we had $535,800 of principal outstanding on the PPP loan together with accrued interest of $3,611 as accounts payable and accrued expenses on the balance sheet. On February 17, 2021, the Company received approval from the SBA that the $535,800 PPP loan was forgiven, including all accrued interest.

On February 19, 2021, the Company received loan proceeds of $833,300 (the “2021 PPP Loan”) under the same CARES Act. The Company used the 2021 PPP Loan to retain current employees, maintain payroll, and make lease and utility payments. The 2021 PPP Loan was evidenced by a promissory note, dated as of February 19, 2021, issued in favor of Security Bank and Trust Company, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The 2021 PPP Loan is scheduled to mature two years from the date of funding of the 2021 PPP Loan and accrues interest at a rate of 1.00% per annum.

In connection with applying for the 2021 PPP Loan, we were required to certify, among other things, that the economic uncertainty made the 2021 PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, the maintenance of our workforce and our need for additional funding to continue operations to offset the effects of the COVID-19 pandemic. The Company applied for the February 2021 PPP Loan to be forgiven on August 13, 2021. On August 18, 2021, the Company received notification from the SBA that the February 2021 PPP Loan proceeds of $833,300, including accrued interest, under the PPP had been forgiven. Accordingly, the financial statement effect of this PPP loan forgiveness will be reflected in the quarter ended September 30, 2021 financial statements.

Guerrilla RF, Inc.

Notes to Financial Statements

EIDL

In response to COVID-19, the SBA created the COVID-19 Economic Injury Disaster Loan (EIDL) program in March 2020. The program’s purpose was to help small businesses meet financial obligations that could have been met had the Covid-19 pandemic not occurred. Unlike the PPP Loan Program, a loan under EIDL is not forgivable in the future but provides favorable interest and payment terms to approved applications. The maximum EIDL available is equivalent to six months of a business’s working capital, up to $150,000. Businesses can use EIDL proceeds for working capital and normal operating expenses. On June 24, 2020, the Company received loan proceeds of $150,000 under the EIDL Program. As part of the EIDL program, the Company agreed to SBA collateral conditions and agreed to pay an annual interest rate of 3.75% per annum with the principal balance and interest payable 30 years from the loan date, June 24, 2050.

Notes Payable

The Company has entered into several debt arrangements from capital raise events and bridge loans from existing investors. These debt arrangements are characterized by interest-only quarterly payments paid in arrears. Per the terms of the debt arrangements, principal is paid in its entirety at the respective maturity date. In addition, all such debt agreements may be prepaid by the Company without any penalty.

On March 27, 2017, the Company entered into a round of debt financing with three investors as part of the Series D capital raise for a total of $1,000,000 in promissory notes with a maturity date of December 31, 2022. Under terms of the notes, the Company may make four draws against each note, with the minimum draw being 25% of the specific note amount. The Company made the following draws under these promissory notes:

(i)	October 3, 2017 for $500,000; and,
(ii)	January 8, 2018 for $500,000

On March 12, 2018, the Company delivered a promissory note to an existing investor for $1,000,000, with interest at 8% annum paid quarterly in arrears. Under the promissory note provisions, the Company may receive funds in one or more draws, each in a minimum increment of $250,000. The maturity of the promissory note is December 31, 2023. The Company made the following draws under this promissory note:

(i)	March 14, 2018 for $500,000; and,
(ii)	January 2, 2019 for $500,000

On June 1, 2018, the Company entered into a promissory note with an investor for $1,000,000 with a maturity date of May 31, 2020. In connection with this promissory note and the terms of the related loan agreement, the Company issued two warrants for the purchase of Series E Preferred Stock of the Company. On April 15, 2020, the note and warrants were transferred to a related party of the lender. Following that transfer, the new warrant holder exercised these warrants and purchased shares of Preferred stock for a total cash consideration of $500,001 to satisfy $500,000 of the $1,000,000 note payable. In addition, this new holder of the note payable agreed to refinance the remaining $500,000 of the $1,000,000 note payable, which now has a maturity date of May 31, 2022.

On March 31, 2019, the Company entered into a round of debt financing with investors and employees for $1.75 million at an annual interest rate of 12% and maturing in March 2022. All unpaid principal and accrued interest of these notes may be prepaid without penalty or premium at the Company’s discretion. Any prepayment will be credited first against accrued interest, then principal. These notes were only issued to accredited investors within the meaning of the Securities Act of 1933.

On July 28, 2020, the Company entered into a promissory note for $250,000 with a member of its Board of Directors with an interest rate of 12% per annum. The maturity date of this promissory note is September 30, 2023. The loan evidenced by this promissory note was not a part of any of the issuance of Preferred Stock discussed below in Note 7.

Guerrilla RF, Inc.

Notes to Financial Statements

Long-term debt is summarized as of the following dates:

	June 30, 2021	December 31, 2020
Notes payable with associated warrants
Notes payable with quarterly interest-only payments at 8%, maturing December 2023, unsecured.	$983,445	$979,306

Notes payable with quarterly interest-only payments at 8%, maturing in December 2022, unsecured.	995,861	991,722

Note payable with quarterly interest-only payments at 12%, maturing in May 2022, unsecured.	487,583	483,445

Total notes payable with associated warrants	2,466,889	2,454,473

Notes payable with quarterly interest-only payments at 12%, maturing in March 2022, unsecured.	1,750,000	1,750,000

Note payable with quarterly interest-only payments at 12%, maturing in September 2023, unsecured.	250,000	250,000

PPP loan with monthly payments beginning in May 2022 at 1.00% interest, maturing in May 2022, unsecured.	-	535,800

PPP loan with monthly payments beginning in March 2021 at 1.00% interest, maturing in February 2026, unsecured.	833,300	-

Note payable with monthly payments beginning in June 2021 at 3.75% interest, maturing in June 2050, secured by all tangible and intangible property.	149,900	149,900

Recourse factoring	1,019,080	850,000

Total notes payable	6,469,169	5,990,173

Less current portion	(1,240,715)	(1,297,611)
	$5,228,454	$4,692,562

Guerrilla RF, Inc.

Notes to Financial Statements

Long-term debt is expected to mature as follows:

Six months ended December 31, 2021	$1,156,942
2022	3,401,432
2023	1,403,212
2024	171,568
2025	173,391
Thereafter	162,622
$6,469,169

Warrants

In connection with some parts of the debt described above, certain lenders were issued warrants that entitle such lenders to purchase up to 116,732 shares of Series D and E Preferred Stock at $2.57 per share.

In April 2018, the Company completed a Series E Preferred Stock convertible note private offering in which 898,542 shares of Series E Preferred Stock were issued at $2.57 per share together with warrants to purchase an additional 77,821 shares of Series E Preferred Stock In consideration of funds advanced pursuant to a $1,000,000 promissory note accruing interest at 8% per annum from an existing investor, the Company issued warrants on June 1, 2018, for the purchase of 38,911 shares of Series E Preferred Stock (in total) at $2.57 per share with different termination dates.

Balances related to the debt and warrants for the year ended December 31, 2020 and June 30, 2021 are as follows:

	Carrying Value at December 31, 2020	Converted to equity	Accumulated Amortization of Debt Discount	Carrying Value at June 30, 2021
Notes payable	$2,500,000	$-	$-	$2,500,000
Discount on debt	(45,527)		12,416	(33,111)
Carrying value	$2,454,473	$-	$12,416	$2,466,889

7.	Common Stock and Convertible Preferred Stock

Common Stock

The Company is authorized to issue 8,484,000 shares of common stock with a par value of $0.001 per share. As of June 30, 2021, and December 31, 2020, 4,102,149 and 2,265,633 shares of common stock were outstanding, respectively. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends that the Company’s Board of Directors may declare out of funds legally available for that purpose on a non-cumulative basis. No dividends have been declared through June 30, 2021.

Guerrilla RF, Inc.

Notes to Financial Statements

The number of common stock shares reserved for certain equity transactions includes:

Conversion of Preferred Stock	4,852,414
Stock options	1,260,000
Warrants	116,732
Total Common stock Shares Reserved	6,229,146

Preferred Stock

The Company has utilized convertible preferred share issuances, convertible debt issuances, and convertible warrants from private investors to fund its business operations and growth. No dividend is payable on shares of Company Common Stock unless equivalent dividends are paid to shares of all classes of Preferred Stock. Preferred shares are convertible to common shares in all cases on a 1:1 basis, and all Preferred Stock shares have a par value of $0.001 per share.

Preferred Shares have not been, and will not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act of 1933, which depends upon, among other things, the bonafide nature of the investment intent and the accuracy of the Purchaser’s representations to the Company. Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and, pursuant to these laws, purchasers must hold the shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Subject to certain exceptions, holders of Preferred Stock are entitled to a secondary right of first refusal prior to any sale of Common Stock by the Company’s founder (the “Key Holder”) subject to the Company’s first right of first refusal for the same Key Holder shares.

The shares of Preferred Stock are convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events. The Preferred Stock will automatically convert to Common Stock (A) upon the closing of an underwritten public offering with a price of at least $10.00 per share of Common Stock (subject to adjustments for stock dividends, splits, combinations, and similar events) and net proceeds to the Company in excess of $37.5 million; or (B) upon the written consent of the holders of the majority of shares of Preferred Stock then outstanding.

Holders of Preferred Stock hold certain preferences to elect three of the seven Company Board of Directors members as follows: (i) the holders of Series A, A-2, and C Preferred Stock are entitled to elect two Board of Directors members, with one being nominated by one specific preferred shareholder, and (ii) the holders of Series B, D and E Preferred Stock are entitled to elect one member of the Board of Directors. Two Board of Directors seats are elected exclusively by the holders of Common Stock, and the final two Board of Directors seats are elected by all holders of Common Stock and Preferred Stock.

After each offering of a class of Preferred Stock, the investors of that class of Preferred Stock were given a pro-rata right, based on their percentage equity ownership, to participate in the next offering or issuance of capital stock by the Company.

Guerrilla RF, Inc.

Notes to Financial Statements

The following summarizes the issuances of Preferred Stock and from six series, A, A2, B, C, D, and E:

Series A

On June 26th, 2014, the Company authorized 1,050,000 shares of Series A Preferred Stock, 1,042,853 of which were issued and outstanding in a private placement at an issue price of $1 per share.

Series A-2

On February 13, 2015, the Company authorized 420,000 shares in a follow-on raise to the Series A preferred placement. As a result, the Company issued 412,735 of Series A-2 Preferred Stock which were issued in a private placement at an issue price of $1.21 per share.

Series B

On May 15, 2015, the Company issued 1,049,997 shares of Series B Preferred Stock at an issue price of $1.43 per share. In connection with this sale, investors were issued options to purchase an additional 350,000 shares of Series B Preferred Stock at any time during the 90 days after the Series B Preferred Stock offering. Each holder received the right to purchase as 1/3 share of Series B Preferred Stock for every share purchased.

Series C

On August 1, 2016, the Company issued 483,092 Series C Preferred Stock shares in a private placement at an issue price of $2.07 per share. The proceeds from the sale of Series C Preferred Stock to be used for working capital associated with the mass production of the Company’s products, continuing operations, and brand building activities, including print ads and increased sales travel.

In addition, holders of the Series C Preferred Stock, together with holders of the Series A Preferred Stock and Series A-1 Preferred Stock, shall be entitled to identify and select two of the five members of the Company’s Board of Directors.

Series D

On March 8, 2017, the Company issued 692,292 shares of Series D Preferred Stock in a private placement at an issue price of $2.57 per share. Based on their percentage equity ownership, investors were given a pro-rata right to participate in a future offering or issuance by the Company unless subsequently waived due to failure to exercise such rights. The shares of Series D Preferred Stock will initially be convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events.

On March 27, 2017, the Company granted 58,366 warrants to two investors, with termination dates of January 1, 2023. (See Note 6 for additional details.)

Series E

On April 16, 2018, the Company issued 703,989 Series E Convertible Preferred Stock shares at $2.57. As a result of the Series E offering, the Company increased the number of authorized shares of Common Stock to 8,224,000 common shares and had increased the number of authorized shares of Preferred Stock to 5,042,000 preferred shares.

Based on their percentage equity ownership, investors in Series E were given a pro-rata right to participate in a future offering or issuance by the Company unless subsequently waived due to failure to exercise such rights. The shares of Series E Preferred Stock will initially be convertible 1:1 to Common Stock at any time at the holder’s option, subject to adjustments for stock dividends, splits, combinations, and similar events.

Guerrilla RF, Inc.

Notes to Financial Statements

As part of the Series E capital raise, the Company shareholders approved a loan transaction with the lead investor pursuant to which the Company could borrow up to $1,000,000 at an 8% interest rate commencing March 14, 2018, and in connection with such loan transaction, the Company may award warrants to the lead investor for additional Series E Preferred Shares at a strike price of $2.57 per share for up to an additional 38,911 shares of Series E Preferred Stock. (See Note 6 for further details)

For consideration of a $1,000,000 note at 12% interest from the investor, the Company issued warrants on June 1, 2018, and March 12, 2018, for the purchase of Series E Preferred Stock at $2.57 with a termination date of April 15, 2020. The warrants provided the right for the investor to purchase up to 194,553 shares of preferred shares. These warrants came with two different grant and maturity dates and an option to purchase additional preferred shares at $2.57 per share. (See Note 6 for further information)

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, an amount per share of existing series Preferred Stock equal to (i) existing series liquidation price, plus (ii) the amount of any dividends declared but unpaid thereon. The existing series liquidation price is $1.00 per share for all series of Preferred Stock, subject to appropriate adjustment as defined in the Company’s articles of incorporation. If upon any such liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of existing series Preferred Stock the full amount to which they shall be entitled, the holders of shares of existing series Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the existing series Preferred Stock shares.

8.	Equity Incentive Plan

In 2014, the Board adopted the Long-Term Stock Incentive Plan (the “Plan”), with 568,000 shares of Common Stock authorized for issuance under the Plan. Subsequently, the Company’s stockholders approved an increase in the number of shares covered by the Plan to 1,260,000 shares. Exercise prices range from $0.70 to $1.57 per share, depending on the date of the award.

The general purpose of the Plan is to allow the Company to attract and motivate key employees and directors to align their interests with those of the Company’s shareholders.

The Company measures the fair value of each option award on the date of grant using the Black-Scholes option pricing model, which takes into account inputs such as the exercise price, the value of the underlying ordinary shares at the grant date, expected term, expected volatility, risk-free interest rate, and dividend yield. The fair value of each grant of options during the year ended December 31, 2020 and the six months ended June 30, 2021 was determined using the methods and assumptions below discussed.

●	The expected term of employee options is determined using the “simplified” method, as prescribed in SEC’s Staff Accounting Bulletin (SAB) No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data.

●	The expected volatility is based on the historical volatility of the publicly traded common stock of a peer group of companies.

Guerrilla RF, Inc.

Notes to Financial Statements

●	The risk-free interest rate is based on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the assumed expected term.

●	The expected dividend yield is none because the Company has not historically paid and does not expect to pay a dividend on its ordinary shares for the foreseeable future.

For the six months ended June 30, 2021, and 2020, the grant date fair value of all option grants was estimated at the time of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	June 30, 2021	June 30, 2020
Expected term (in years)	4.5	5
Expected Volatility	49%	45%
Risk-free rate	.11%	1.87%
Dividend rate	—	—

The weighted average grant date fair value of stock option awards granted was $1.69 and $0.36 during the six months ended June 30, 2021, and 2020, respectively.

The value of stock options is recognized as compensation expense by the straight-line method over the vesting period. Compensation expense recorded for options in the statements of operations was $12,704 and $9,744 for the six months ended June 30, 2021, and 2020, respectively. Unrecognized compensation costs related to non-vested options at June 30, 2021, amounted to $49,983, which are expected to be recognized over three years.

Stock option activity by share is summarized as follows:

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Outstanding shares at beginning of period	1,086,317	943,167
Granted	6,700	67,350
Exercised	(36,516)	(10,800)
Outstanding shares at end of period	1,056,501	999,717
Exercisable shares at end of period	784,521	678,664

No income tax benefits have been recognized in the financial statements for stock-based compensation arrangements, and no stock-based compensation costs have been capitalized as property and equipment through June 30, 2021.

9.	Commitments and Contingencies

Lease Commitments

Under an operating lease agreement, the Company leases its office facilities in Greensboro, North Carolina, which expires in June 2024. The lease agreement allows for early cancellation with a penalty dependent upon providing the landlord advance notice of at least six months. Under the operating lease agreement terms, the Company is responsible for certain insurance and maintenance expenses. In addition, the lease agreement contains scheduled rent increases. The related rent expense for the lease is calculated on a straight-line basis according to the rental terms of the lease.

Guerrilla RF, Inc.

Notes to Financial Statements

The Company also leases software and equipment under capital leases expiring through November 2025. Rent payments under all capital leases were $62,013 and $0 during the six months ended June 30, 2021, and 2020, respectively. Rent payments under all operating leases were $63,672 and $62,424 during the six months ended June 30, 2021, and 2020, respectively.

Future minimum lease payments under the noncancelable leases are as follows:

	Capital Leases	Operating Leases
Six months ended December 31, 2021	$52,587	$64,946
2022	117,272	131,191
2023	91,022	133,814
2024	74,372	67,569
2025	61,982	-
Total minimum lease payments	397,236	$397,520
Less amount representing interest	(36,126)
Present value of net minimum lease payments, including noncurrent obligations	$361,110

Legal

In the ordinary course of business, the Company may receive inquiries or become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material adverse effect on the Company’s financial position or results of operations. As a result, no liability related to such claims has been recorded at June 30, 2021, or December 31, 2020.

Indemnification Agreements

From time to time, in the ordinary course of business, the Company may indemnify other parties when it enters into contractual relationships, including members of the Board of Directors, employees, customers, lessors, and parties to other transactions with the Company. In addition, the Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances likely to be involved in each particular claim and indemnification provision. Management believes any liability arising from these agreements will not be material to the financial statements. As a result, no liability for these agreements has been recorded at June 30, 2021, or December 31, 2020.

Employment Agreement

The Company has an employment agreement with one Company executive. This employment agreement was entered into effective as of January 1, 2020. The Company desired the assurance of the executive’s continued association and services to retain the executive’s experience, skills, abilities, background, and knowledge. The employment is at-will, and the Company may terminate the employment relationship at any time, with or without cause, and with or without notice. The terms of the agreement stipulate compensation, benefits, specific restrictive covenants, and Company obligations upon termination of the employment agreement, including severance pay.

Guerrilla RF, Inc.

Notes to Financial Statements

10.	Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all eligible employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company’s contributions to the plan are at the discretion of executive management. The Company made $76,881 and $71,381 of contributions to the plan in the six months ended June 30, 2021, and 2020, respectively.

11.	Subsequent Events

Subsequent events have been evaluated through the date that the Company approved the financial statements. The following subsequent events have occurred during the period.

Coronavirus Pandemic

On March 11, 2020, the World Health Organization characterized the novel COVID-19 virus as a global pandemic. The pandemic has affected the Company’s business operations to a limited extent, most of which impacted its customers ordering patterns due to the pandemic’s effect on their operations; however, the Company continues to monitor the evolving situation related to COVID-19 actively and may take further actions that alter its business operations, including those that may be required by federal, state or local authorities, or that the Company determines are in the best interests of its employees, partners, and shareholders. To date, the Company has been able to continue to deliver its products and solutions without material delays or difficulties despite the COVID-19 pandemic.

Paycheck Protection Program

The Company applied for the February 2021 PPP Loan to be forgiven on August 13, 2021. On August 18, 2021, the Company received notification from the SBA that the February 2021 PPP Loan proceeds of $833,300, including accrued interest, under the PPP had been forgiven. Accordingly, the financial statement effect of this PPP loan forgiveness will be reflected in the quarter ended September 30, 2021 financial statements.

Lease Commitment

In July 2021, the Company entered into an operating lease agreement for additional office facilities in Greensboro, North Carolina, which has an estimated expiration date in June 2031, pending the date of when the Company begins occupancy. The lease agreement is contingent on the Company completing additional equity financing in the form of a private placement and a public offering that the Company is currently pursuing (see Note 1) within 120 days of the lease effective date of July 15, 2021.

The lease is a contingent liability that allows for termination with penalty if the Company cannot successfully achieve additional equity financing at a level satisfactory to the landlord. Accordingly, if either party terminates the lease pursuant to the equity financing contingency terms outlined in the lease, the landlord may recover from the Company, in addition to all other amounts owing before the date of termination under the lease, an amount equal to the actual out of pocket costs incurred by landlord, including but not limited to reasonable attorneys’ fees, leasing commissions (if any), plan preparation, and other costs (inclusive of the expenses to third parties who are affiliated with the landlord) the landlord has incurred in association with negotiating the lease and preparing for the Company’s occupancy.

Guerrilla RF, Inc.

Notes to Financial Statements

Before the termination of the lease under the equity financing contingency terms, the landlord shall provide the Company with advance notice of third-party costs to be incurred by the landlord for which the landlord may seek reimbursement.  Under the operating lease agreement terms, the Company is responsible for certain insurance and maintenance expenses.  In addition, the lease agreement contains scheduled rent increases. The related rent expense for the lease is calculated on a straight-line basis according to the lease’s rental terms, and the Company will not remit any scheduled lease payments until it occupies the building.

Related Party Transactions

During the quarter ended September 30, 2021, the Company entered into debt agreements with employees totaling $351,600, maturing in 2022. Also, during the quarter ended September 30, 2021, the Company entered into debt agreements with members of the Board of Directors and family members of the Board of Directors totaling $549,999, maturing in 2022. See Note 6 for additional discussion of debt agreements with members of the Company’s Board of Directors.

Notes Payable

The Company entered into several debt arrangements with new and existing investors in addition to the Related Party Transactions noted above totaling $887,000, maturing in 2022. These debt arrangements are characterized by interest-only quarterly payments paid in arrears. Per the terms of the debt arrangements, principal is paid in its entirety at the respective maturity date or upon conversion as below described. In addition, all such debt agreements may be prepaid by the Company without any penalty.

As mentioned in Note 1, the Company was actively pursuing additional equity financing in the form of a private placement. As part of these efforts, the Company entered into a reverse triangular merger with Laffin Acquisition Corp. whose common stock is registered with the Securities and Exchange Commission (see Merger Agreement below). Upon closing of the aforementioned merger and related financing, all of the outstanding principal amounts of the new notes payable automatically, without the necessity of any action by the noteholder or the Company, were converted into securities of the merged corporation. All accrued but unpaid interest on the new notes payable as of the effective date of conversion into securities of the merged corporation will be paid in cash to the noteholder within fifteen (15) business days following the conversion.

Merger Agreement

On October 22, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Laffin Acquisition Corp. (“Laffin”) and Laffin’s wholly-owned subsidiary, Guerrilla RF Acquisition Co. (“Acquisition Sub”). Pursuant to the terms of the Merger Agreement, on October 22, 2021 (the “Closing Date”), Acquisition Sub merged with and into the Company in a “reverse merger” transaction (“Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Laffin.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the Company is the acquirer for financial reporting purposes. Laffin is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination.  At the time of the Merger, each of the Company’s shares of common and preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive approximately 2.95 shares of Laffin common stock. Additionally, outstanding convertible notes payable were converted to shares of Laffin common stock.

Also, pursuant to the Merger Agreement, options to purchase 1,065,067 shares of the Company’s common stock issued and outstanding immediately prior to the closing of the Merger under the Company’s 2014 Long Term Stock Incentive Plan were assumed and converted into options to purchase 3,146,366 shares of Laffin common stock.

Following the consummation of the Merger, the Company changed its name to “Guerrilla RF Operating Corporation,” and Laffin changed its name to “Guerrilla RF, Inc.”